SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 13, 2002

                          INTERACTIVE DATA CORPORATION

             (Exact name of registrant as specified in its charter)


           Delaware                       0-20311                13-3668779

(State or other jurisdiction of        (Commission           (I.R.S. Employer
incorporation or organization)         File Number)       Identification Number)

                                 22 Crosby Drive
                          Bedford, Massachusetts 01730
    (Address of registrant's principal executive offices, including zip code)

                                 (781) 687-8500
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

         On August 13, 2002, Interactive Data Corporation's Board of Directors authorized the repurchase of up to one million shares of its common stock. These repurchases will be made in the open market or in privately negotiated transactions from time to time, subject to market conditions and other factors and in compliance with applicable legal requirements. Interactive Data Corporation (the "Company") will use cash on hand to fund any purchases. The Company is not obligated to acquire any particular amount of common stock as a result of the plan, which may be suspended at any time at the Company's discretion.

         A press release announcing the authorization of the repurchase of common stock is attached hereto as Exhibit 99 and is incorporated herein by reference.

Exhibit Number    Description

     99           Press   release,   dated  August  13,  2002,   announcing  the
                  authorization of the repurchase of common stock.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         INTERACTIVE DATA CORPORATION
                                         (Registrant)

                                         By: /s/ Andrea H. Loew
                                         Andrea H. Loew
                                         Vice President and General Counsel
Dated:  August 13, 2002